UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2020

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on May 27, 2020 (the “Petition Date”), Tuesday Morning Corporation and certain of its direct and indirect subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”). The Chapter 11 Cases are being administered jointly under the caption “In re: Tuesday Morning Corporation, et. al., Case No. 20-31476-HDH-11.”

Confirmation of the Plan of Reorganization

As previously disclosed, on November 18, 2020, the Company filed with the Bankruptcy Court a Revised Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Second Amended Plan of Reorganization”). On December 23, 2020, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Second Amended Plan of Reorganization, with certain modifications described in the Confirmation Order (as modified and confirmed, the “Plan of Reorganization”). A copy of the Confirmation Order and a copy the Plan of Reorganization, as confirmed by the Bankruptcy Court, are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The effective date of the Plan of Reorganization (the “Effective Date”) will occur as soon as all conditions precedent to the Plan of Reorganization have been satisfied. While the Company anticipates the Effective Date will occur on December 31, 2020, the Company can make no assurances as to when, or ultimately if, the Plan of Reorganization will become effective. It is also possible that amendments could be made to the Plan of Reorganization prior to the Effective Date in accordance with the Plan of Reorganization, the Confirmation Order and applicable law.

Summary of the Plan of Reorganization

The following is a summary of certain material terms of the Plan of Reorganization. This summary highlights only certain substantive provisions of the Plan of Reorganization and is not intended to be a complete description of the Plan of Reorganization. This summary is qualified in its entirety by reference to the full text of the Plan of Reorganization, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. Among other things, in each case, as more fully described in the Plan of Reorganization:

•	The Plan of Reorganization provides for (1) payment in full (100%) of all secured, administrative and priority claims; (2) payment in full (100%) plus interest in cash of all allowed general unsecured claims; and (3) the exchange of each outstanding share of the Company’s common stock for one new share of common stock and a share purchase right to participate in a rights offering, as discussed further below.

•	The sources of funding under the Plan of Reorganization include:

o	cash on hand from operations;

o	net proceeds from the proposed sale of Company’s Dallas headquarters and warehouse facilities (the “Properties”) for an aggregate purchase price of $70.25 million. Under the terms of the related purchase and sale Agreement, the Company and certain subsidiaries and the purchaser of the Properties will enter into lease agreements under which the Company will lease the Properties following the close of the sale. The lease of the headquarters facility will be for a term of 10 years and the lease of the warehouse facilities will be for an initial term of 2.5 years with an option to extend the warehouse facilities lease for one additional year;

o	net proceeds from the proposed issuance of $25 million in principal amount of senior subordinated notes (the “Senior Subordinated Notes”) to be issued to Tensile Capital Partners Master Fund LP (“TCM”), with the Senior Subordinated Notes having a maturity of four years and bearing interest at a rate of 14% per annum, with interest payable in-kind; and

o	net proceeds from a proposed $40 million rights offering (the “Rights Offering”), under which eligible holders of the Company’s common stock may purchase up to $24 million of shares of the Company’s common stock at a purchase price of $1.10 per share, and Osmium Partners, LLC or its affiliates (the “Backstop Party”), may purchase up to $16 million of shares of the Company’s common stock at a purchase price of $1.10 per share. Pursuant to a backstop commitment agreement, the Backstop Party has agreed to purchase all unsubscribed shares in the Rights Offering (the “Backstop Commitment”).

•	Under the Plan of Reorganization, the Debtors will enter into a revolving credit facility in an aggregate amount of $110 million (the “New ABL Facility”).

•	Under the Plan of Reorganization, as of the Effective Date, the size of the Board will be set at nine directors as discussed further below in Item 5.02.

Treatment of the Company’s Common Stock

As of December 21, 2020, there were 46,846,213 shares of the Company’s common stock issued and outstanding. Pursuant to the Plan of Reorganization, each outstanding share of the Company’s common stock as of the “rights offering/exchange determination date” will be exchanged (the “Exchange”) for (1) one new share of the Company’s stock and (2) a share purchase right entitling the holder to purchase its pro rata portion of shares available to eligible holders in the Rights Offering. Under the Plan of Reorganization, the “rights offering/exchange determination date” will occur on or as soon as reasonably practicable after the Effective Date. The rights offering/exchange determination date will not occur prior the Effective Date of the Plan of Reorganization. The Company currently anticipates the “rights offering/exchange determination date” will be the close of business on January 4, 2021.

Pursuant to the terms of the Plan of Reorganization, approximately 38.2 million shares will be issued through the Rights Offering (consisting of approximately 36.4 million shares to be purchased in the Rights Offering and approximately 1.8 million shares to be issued to the Backstop Party as a commitment fee in the Rights Offering). As a result, the Company anticipates approximately 85.1 million shares will be outstanding following completion of the Exchange and the Rights Offering. Under the terms of the Plan of Reorganization, the Company’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) to become effective on the Effective Date, will provide for a total of 200,000,000 authorized shares of common stock, and 10 million authorized shares of preferred stock. No shares of preferred stock are outstanding and no shares of preferred stock are to be issued pursuant to the Plan of Reorganization.

In connection with the Rights Offering, the Backstop Party also will be issued warrants to purchase up to 10 million additional shares of the Company’s stock at a purchase price of $1.65 per share. The warrants will be exercisable for a period of five years.

Pursuant to the Plan of Reorganization, all outstanding rights to acquire shares of the Company’s common stock under the Company’s 2014 Long-Term Incentive Compensation Plan (the “2014 Plan”) will remain outstanding. In addition, the 2014 Plan will be amended to increase the number of shares available for future awards under the Plan by 3,000,000 shares.

The Company’s existing common stock currently trades on the OTC Pink marketplace under the symbol “TUESQ”. Tuesday Morning can provide no assurance that the new common stock to be issued pursuant to the Plan of Reorganization will trade on this market, whether broker-dealers will provide public quotes on this market or whether trading volume in the new common stock will be sufficient to provide for an efficient market. In addition, even if trading is established, it is unclear how long this will take. While the Company intends to apply to list the new common stock on a national securities exchange in the future, there can be no assurance the Company will be able to obtain this listing (or when) or, even if the Company obtains a listing, that liquid trading markets for the shares of the new common stock will develop.

NOL Provision

As previously disclosed, the Bankruptcy Court has issued orders designed to assist the Company in preserving certain tax attributes (the “Tax Benefits”) by establishing, among other things, notification and hearing procedures (the “Procedures”) relating to proposed transfers of its common stock. The Procedures, among other things, restrict transfers involving, and require notice of the holdings of and proposed transactions by any person or “entity” (as defined the applicable U.S. Treasury Regulations) owning or seeking to acquire ownership of 4.5% or more of the Company’s common stock. The Bankruptcy Court orders provide that any actions in violation of the Procedures (including the notice requirements) would be null and void ab initio, and the person or entity making such a transfer would be required to take remedial actions specified by us to appropriately reflect that such transfer of our common stock is null and void ab initio.

In order to continue to assist the Company in preserving the Tax Benefits, the Amended and Restated Certificate to become on the Effective Date will impose certain restrictions on the transferability and ownership of the Company’s capital stock (the “Ownership Restrictions”). Subject to certain exceptions, the Ownership Restrictions will restrict (i) any transfer that would result in any person acquiring 4.5% or more of the Company’s common stock, (ii) any transfer that would result in an increase of the ownership percentage of any person already owning 4.5% or more of the Company’s common stock, or (iii) any transfer during the five-year period following the Effective Date that would result in a decrease of the ownership percentage of any person already owning 4.5% or more of the Company’s common stock. Pursuant to the Amended and Restated Certificate of Incorporation, any transferee receiving shares of common stock that would result in a violation of the Ownership Restrictions will not be recognized as a stockholder of the Corporation or entitled to any rights of stockholders. The Amended and Restated Certificate of Incorporation will allow the Ownership Restrictions to be waived by the Company’s board of directors on a case by case basis.

The Ownership Restrictions will remain in effect until the earliest of (i) the repeal of Section 382 of the Internal Revenue Code or any successor statute if the board of directors determines the Ownership Restrictions are no longer necessary for preservation of the Tax Benefits, (ii) the beginning of a taxable year in which the board of directors determines no Tax Benefits may be carried forward, or (iii) such other date as shall be established by the board of directors.

Assets and Liabilities

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 (the “Form 10-Q”), filed with the SEC on November 6, 2020.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In connection with implementation of the Plan of Reorganization, as of the Effective Date, the Company’s board of directors will consist of nine members. Each of Steven R. Becker, Frank M. Hamlin, Reuben E. Slone, Sherry M. Smith and Richard S Willis will continue to serve as members of the Company’s board of directors. In addition, each of the following individuals will be added as members of the board of directors as of the Effective Date:

•	Anthony F. Crudele: Mr. Crudele served as the Executive Vice President, Chief Financial Officer and Treasurer of Tractor Supply Company from May 2007 through February 2017 and previously served as their Senior Vice President, Chief Financial Officer and Treasurer since joining the company in September 2005. Mr. Crudele has served as member of the board of directors of Hibbett Sports, Inc. since 2012, and currently serves as Chairman of the board of directors of Hibbett Sports, Inc.

•	Douglas J. Dossey: Mr. Dossey is Co-Founder and Co-Managing Partner of Tensile Capital Management LLC (“Tensile”). He leads the firm’s private equity investment activities and focuses on sourcing, researching, and executing public and private investments.

•	W. Paul Jones: Mr. Jones served as Chief Executive Officer of Payless ShoeSource, Inc. from 2012 to 2017. Since July 2019, Mr. Jones has served as a member of the board of directors of J.C. Penney Company, Inc.

•	John H. Lewis: Mr. Lewis founded Osmium Partners, LLC in 2002, and serves as Chief Executive Officer and Chief Investment Officer of Osmium Partners, LLC.

Each of Messrs. Dossey, Jones and Lewis were selected for membership on the board of directors by the Backstop Party, and Mr. Crudele was selected for membership on the board of directors by the equity committee in the Chapter 11 Cases, in accordance with the terms of the Plan of Reorganization. Mr. Lewis serves as an officer of the Backstop Party and, as described above, the Backstop Party has entered into an agreement with the Company to provide the Backstop Commitment for the Rights Offering. Mr. Dossey serves as an officer of Tensile and, as described above, TCM has entered into a commitment letter with the Company to purchase the Senior Subordinated Notes.

Each member of the Company’s board of directors as of the Effective Date will participate in the Company’s standard non-employee director cash and equity compensation program as more fully described in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020.

As of the Effective Date, each of Terry Burman, James T. Corcoran and Barry S. Gluck will complete their service directors of the Company. In connection therewith, there were no disagreements relating to matters concerning the Company’s operations, policies or practices.

2014 Plan

Pursuant to the Plan of Reorganization, the 2014 Plan will be amended to increase the number of shares available for future awards under the Plan by 3,000,000 shares.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections. Forward looking statements also include statements regarding the Company’s plans with respect to the emergence from its Chapter 11 proceedings, the Company’s expected liquidity and capital structure following emergence, and other statements regarding the Company’s future operations, performance and prospects.  These forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the expectations expressed in the Company’s forward-looking statements.  These risks, uncertainties and events also include, but are not limited to, the following: the Company’s ability to complete its proposed financing transactions, including the new ABL facility, the senior subordinated notes, the sale of the Properties and the rights offering; the Company’s ability to satisfy all of the conditions to effectiveness of the Plan of Reorganization; the effects and length of the novel coronavirus pandemic; changes in economic and political conditions which may adversely affect consumer spending; our ability to identify and respond to changes in consumer trends and preferences; our ability to mitigate reductions of customer traffic in shopping centers where our stores are located; our ability to continuously attract buying opportunities for off-price merchandise and anticipate consumer demand; our ability to obtain merchandise on varying payment terms; our ability to successfully manage our inventory balances profitably; our ability to effectively manage our supply chain operations; loss of, disruption in operations of, or increased costs in the operation of our distribution center facility; unplanned loss or departure of one or more members of our senior management or other key management; increased or new competition; our ability to maintain and protect our information technology systems and technologies and related improvements to support our growth; increases in fuel prices and changes in transportation industry regulations or conditions; increases in the cost or a disruption in the flow of our imported products; changes in federal tax policy including tariffs; the success of our marketing, advertising and promotional efforts; our ability to attract, train and retain quality employees in appropriate numbers, including key employees and management; increased variability due to seasonal and quarterly fluctuations; our ability to protect the security of information about our business and our customers, suppliers, business partners and employees; our ability to comply with existing, changing and new government regulations; our ability to manage risk to our corporate reputation from our customers, employees and other third parties; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage the risk associated with product liability claims and product recalls; the impact of adverse local conditions, natural disasters or other events; our ability to manage the negative effects of inventory shrinkage; our ability to manage unexpected costs related to our insurance programs; increased costs or exposure to fraud or theft resulting from payment card industry related risks and regulations; our ability to maintain an effective system of internal controls over financial reporting; impacts from the delisting of our common stock from the The Nasdaq Stock Market; and the other factors listed in the Company’s filings with the Securities and Exchange Commission.

Except as may be required by law, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Confirmation Order

99.2	Plan of Reorganization

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: December 28, 2020	By:	/s/ Bridgett C. Zeterberg
Bridgett C. Zeterberg
Executive Vice President Human Resources,
General Counsel and Corporate Secretary